EXHIBIT 10.47
SIGN AND RETURN THIS PAGE TO CIRM    RT1-01012-1
NOTICE OF GRANT AWARD – CIRM RFA-08-02:  Tools & Technologies
California Institute for Regenerative Medicine

Issue Date:  April 1, 2009
Grant Number:	RT1-01012-1	Budget Period:	Annual as of 4/1/2009
Grantee Name:	VistaGen Therapeutics, Inc.
Grantee ID:	PR-Y0002A-SF	Project Period Start:	4/1/2009
Principal Investigator:	Dr. Kristina C. Bonham	Project Period End:	3/31/2011
Project Title:	Development of an hES Cell-Based Assay System for Hepatocyte Differentiation Studies and Predictive Toxicology Drug Screening

Authorized Organizational Official and Address: Ralph Snodgrass, PhD CEO VistaGen Therapeutics, Inc. 384 Oyster Point Blvd #8 South San Francisco, CA 94080	Official and Address to Receive Payments: Cell Biology Attn: Kristina Bonham, PhD VistaGen Therapeutics, Inc. 384 Oyster Point Blvd #8 South San Francisco, CA 94080

The California Institute for Regenerative Medicine (CIRM) hereby awards a grant in the amount of $971,558 to be disbursed over a total period of 2 years to VistaGen Therapeutics, Inc. (Grantee ID PR-Y0002A-SF) in support of the above referenced project. This award is pursuant to the California Stem Cell Research and Cures Act (Health and Safety Code section 125290.10 et. seq.) and is subject to terms and conditions referenced below. (Capitalized terms are defined in the CIRM Grants Administration Policy for Academic and Non-Profit Institutions (GAP), a copy of which may be found on the CIRM website at: http://www.cirm.ca.aov/reg/pdf/req100500 policv.pdf.)

In accepting this Grant, the Grantee warrants to CIRM that any funds expended underthe award will be for the purposes set forth in the approved application and agrees to comply with all applicable CIRM regulations. See Item II (page 3) below.

To accept this Grant, the Principal Investigator and Authorized Organizational Official must sign and return this Notice of Grant Award (NGA) to CIRM within 45 days of the issue date. Payment will be issued only after the signed NGA is received by CIRM. Grant funds will be sent to the organization's address listed above under Official and Address to Receive Payments unless an updated address is provided in the box below. If the applicant cannot accept the award, including the legal obligation to perform in accordance with the provisions of this NGA, it should notify CIRM immediately.

If you have any questions about this award, please contact the CIRM staff referenced on page 3.

/s/ Marie Csete Marie Csete, MD, Ph.D. Chief Scientific Officer California Instituted for Regenerative Medicine	Updated Address to Receive Payments:

AWARD ACCEPTANCE:  The Principal Investigator and Authorized Organizational Official must sign below and return the entire NGA to CIRM to accept the Grant award.

	Principal Investigator	Authorized Organizational Official
Name	Dr. Kristina C. Bonham	Ralph Snodgrass, PhD
Signature	/s/ Kristina C. Bonham	/s/ H. Ralph Snodgrass
Date	4/8/09	4/7/09

SIGN AND RETURN TO CIRM

RT1-01012-1
NOTICE OF GRANT AWARD
California Institute for Regenerative Medicine

I. AWARD DATA:
AWARD DETAIL (U.S. Dollars):

	Year l	Year 2
Direct Project Costs
Personnel (Non -Trainee) Costs	$252,001	$253,127
Trainee Costs
Travel	$9,800	$10,000
Supplies	$30,000	$28,800
Equipment	$ 0	$ 0
Consultants/Subcontracts	$8,000	$8,000
Total Project Costs	$299,801	$299,927
Facilities Costs
Facilities Costs - Category A	$ 52,465	$ 52,487
Facilities Costs - Category B	$ 52,465	$ 52,487
Indirect Costs
Indirect Costs	$80,946	$80,980
APPROVED BUDGET TOTAL	$485,677	$485,881

QUARTERLY INSTALLMENTS ON GRANT PAYMENTS
Payments will be made in quarterly installments, issued at the beginning of each quarter.  Quarters will be tied to the project start date.  The final quarterly installment will be held until completion of Close-Out.

*Any interest accrued by the Grantee from the Grant payment must be used for the CIRM Tools & Technologies Program.

PROGRESS REPORTS SCHEDULE
	Year 1	Year 2
Programmatic Report	2/1/2010	2/1/2011
Financial Report	7/1/2010	7/1/2011
Close-Out Report	n/a	7/1/2011

RT1-01012-1
NOTICE OF GRANT AWARD
California Institute for Regenerative Medicine

II. TERMS AND CONDITIONS

This award is based on the application submitted to CIRM, and as approved by the Independent Citizens' Oversight Committee (ICOC) on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

A.	The California Stem Cell Research and Cures Act (Health and Safety Code Section 125290.10 et. seq.) and regulations adopted by the ICOC.

B.
The CIRM Interim Grants Administration Policy for For-Profit Organizations (Title 17, California Code of Regulations, Section 100501), CIRM Grants Administration Policy for Academic and Non-Profit Institutions (Title 17,  California Code of Regulations, Section 100500), CIRM Intellectual Property Policy and Revenue Sharing Requirements for For-Profit Organizations, the CIRM Medical and Ethical Standards Regulations (Title 17, California Code of Regulations, Sections 100010-1000110), CIRM Use of Fetal Tissue (Title 17, California Code of Regulations, Section 10085), and any subsequently adopted applicable regulations.

C.	The terms and requiremenets detailed in RFA 08-02: CIRM Tools and Technologies Awards.

D.
Grantee shall not commence work on the K117 hESC line until approval to use this line is granted by the institution’s SCRO committee and documentation of that verifies such approval has been received by CIRM.

E.
The timing of the distribution of funds pursuant to this grant shall be contingent upon the availability of funds in the California Stem Cell Research and Cures Fund in the State Treasury, as determined by CIRM in its sole discretion.

Please check the following website for updated policy documents: http://www.cirm.ca.qov/req/

III. CIRM CONTACTS:

Andrew McFarland, Grants Management Specialist
Phone:  (415) 396-9126   Email:  amcfarland@cirm.ca.gov   Fax:  (415) 396-9141

Sohel Talib, PhD, Scientific Program Officer
Phone:  (415) 396-9137   Email:  stalib@cirm.ca.gov   Fax:  (415) 396-9141

The CIRM home page is at http://www.cirm.ca.gov

CIRM Mailing Address:

California Institute for Regenerative Medicine
Attn:  Andrew McFarland, Grants Management Specialist
210 King Street
San Francisco, CA  94107

RT1-01012-1
Budget Adjustments
Note 1:  None
Note 2:
Note 3:

Year 1 Requested Amount	Year 1 Approved Budget	Year 2 Requested Amount	Year 2 Approved Budget	Year 2 Expenditure Report	Total Approved Budget
Exhibit 10.47